AMENDED BY-LAWS

                           BERGEN BRUNSWIG CORPORATION

                             AS OF DECEMBER 16, 1994
                           ---------------------------

                                     ARTICLE I

                                      Office
                                      ------

     Section 1.  Principal Office.  The principal office of the corporation is hereby fixed and located at 4000 Metropolitan Drive, in the City of Orange,

County of Orange, and State of California.  The board of directors is hereby granted full power and authority to change said principal office to another office within or without the State of California.

     Section 2.  Other Offices.  Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.


                                    ARTICLE II

                             Meetings of Shareholders
                             ------------------------

     Section 1.  Place of Meetings.  All meetings of shareholders shall be held at the principal office of the corporation or at such other place in the States of New Jersey, California or New York as may be designated by the board of directors or its executive committee and stated in the notice of the meeting.



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     Section 2.  Annual Meetings.  An annual meeting of the shareholders of the corporation shall be held on such day during the months of December or January of each year, and at such hour, as shall be fixed by the board of directors and designated in the notice of the meeting.

     Section 3.  Special Meetings.  Special meetings of the shareholders may be called for any purpose and at any time, by the president or by the board of directors, or by one or more shareholders holding not less than twenty percent

(20%) of the voting power of a class, or combined voting power of two or more classes which vote as one class at such shareholders' meeting, or as provided in the certificate of incorporation.

     Section 4.  Notice of Meetings.  Written notice of the time, place and purposes of annual and special meetings of shareholders shall be given to each shareholder entitled to vote at such meeting at least ten (10) and not more than sixty (60) days before the date of such meeting, either personally or by mail,

charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation.

     Section 5.  Record Date.  The board of directors shall fix the record date for determination of shareholders entitled to notice of and to vote at any annual or special meeting of shareholders.  Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

     Section 6.  Quorum.  Except as otherwise provided in the certificate of incorporation, the presence in person or by proxy of the holders of a majority


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of any class or series voting separately at a meeting and a majority of any two or more classes voting together as a class at such meeting shall constitute a quorum for the transaction of business; if any matter to come before the meeting requires a vote of less than all the outstanding classes, then the presence in person or by proxy of the holders of a majority of the class or classes or series having the right to vote on such matter or matters shall constitute a quorum for the transaction of such business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 7.  Adjourned Meetings and Notice Thereof.  Any shareholders'

meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting;

provided, however, that if a quorum of any class or series is present and objects to such adjournment, the meeting shall not be adjourned.

     When any shareholders' meeting, either annual or special, is adjourned for more than thirty days, notice of the adjourned meeting shall be given as in the case of an original meeting.  If any such meeting is adjourned for thirty days or less, however, and the time and place of the adjourned meeting is announced


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at the meeting at which the adjournment is taken, and the only business transacted at the adjourned meeting is such as might have been transacted at the original meeting, no further notice of the adjourned meeting need be given to shareholders.  If after the adjournment, the board of directors fixes a new record date for the adjourned meeting, however, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

     Section 8.  Voting.  Shareholders shall vote their stock in the manner provided in the certificate of incorporation as amended from time to time.

Shares held by the corporation shall not be voted at any meeting of shareholders for any purpose.

     Section 9.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy.

Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing.  No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.  Unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the corporation, a proxy shall be revocable at will.  A proxy shall not be revoked by the death or incapacity of the shareholder but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder.  The presence at a meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the


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revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot.  A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides,

substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy.  The substitution shall not be effective until an instrument effecting it is filed with the secretary of the corporation.

     Section 10.  Officers of Meetings.  The chairman of the board, if present,

shall preside at all meetings of shareholders.  In his absence, the president,

if present, shall preside.  In his absence, the vice president of the corporation who has held that office for the longest period of those present at the meeting shall preside.  The secretary of the corporation shall, if present,

act as secretary of all meetings of shareholders.  In his absence, any assistant secretary of the corporation who is present shall act as secretary of the meeting.  If no assistant secretary is present, a temporary secretary for that particular meeting shall be elected.

     Section 11.  Order of Business.  The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares entitled to vote at such meeting, shall be as follows:  (i) call to order; (ii) proof of mailing of notice of meeting, proxy and proxy statement; (iii) report on presence of a quorum; (iv) reading or waiver of minutes of preceding meeting;

(v) election of directors; (vi) vote on, other proposals; (vii) report of


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officers; and (viii) other business and adjournment.

     Section 12.  Voting List.  The secretary or any assistant secretary shall produce at each shareholders' meeting a list of shareholders entitled to vote at the meeting, or any adjournment thereof.  Such list shall (a) be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder, (b) be subject to the inspection of any shareholder for reasonable periods during the meeting, and (c) be prima facie evidence as to persons who are the shareholders entitled to examine such list or to vote at the meeting.


                                   ARTICLE III

                                Board of Directors
                                ------------------

     Section 1.  Number of Directors.  The board of directors of the corporation shall be composed of not less than nine (9) nor more than fifteen (15) until changed by an amendment of the certificate of incorporation duly adopted by the shareholders of the corporation.

     The board of directors, following the adoption of these amended by-laws,

shall initially consist of twelve (12) members.  The number of directors may be increased or decreased within the foregoing limitations by an amendment to this

Section 1 of Article III duly adopted by the board of directors.

     Section 2.  Term of Office; Classification of Directors.  The board shall be divided into three classes, which shall be denominated Classes I, II and III,


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respectively.  The number of directors in each class shall be as nearly equal as possible.  All persons who are now Class A directors shall continue in office until the expiration of the terms for which they were elected and thereafter until their successors shall have been elected and qualified.  All other directors shall continue in office until the first meeting of shareholders following the conversion of all Class B Common Stock into Class A Common Stock pursuant to the certificate of incorporation (the "First Meeting"), and thereafter until their successors shall have been elected and qualified.

     At the First Meeting, Class I directors shall be elected for a term ending at the third annual meeting of shareholders thereafter; Class II directors shall be elected for a term ending at the first annual meeting of shareholders thereafter; and Class III directors shall be elected for a term ending at the second annual meeting of shareholders thereafter.  Persons who previously had been elected by holders of Class B Common Stock shall be divided, as evenly as possible, among the three classes.  Management shall recommend, and the board of directors shall determine, which directors shall be nominated for each such

Class.

     At each meeting of shareholders after the First Meeting, directors shall be elected to fill the directorships of the Class of directors whose terms have expired.  Those directors shall hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified, so that directors elected at annual meetings of


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shareholders subsequent to the First Meeting shall each be elected for a three year term, and that the term of one class of directors shall expire at each annual meeting.

     Section 3.  Resignation and Removal.  Any director may resign at any time.

Any director may be removed with or without cause as provided in the certificate of incorporation.  A special meeting for the purpose of removing a director may be called for by the holders of thirty percent (30%) of the issued and outstanding shares of Class A Common Stock.  Notice of such meeting shall be given to all the shareholders of Class A Common Stock in the manner provided by these by-laws for any annual or special meeting.  A new director may be elected at the special meeting called for the purpose of removing such director or at any subsequent annual or special meeting of shareholders.  If such director is elected at a special meeting of shareholders, he shall serve until the term of the removed director would have expired and thereafter until his successor shall have been elected and qualified.

      Section 4.  Vacancies.  If any vacancy should occur in the board of directors for any reason whatsoever, such vacancy may be filled by a majority of the remaining directors.  Each director so elected shall hold office until the next succeeding annual or special meeting of the shareholders and thereafter until his successor shall have been elected and qualified.

     A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the


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authorized number of directors be increased, or if the shareholders fail at any special meeting of the shareholders at which any director or directors are elected to elect the authorized number of directors to be voted for at that meeting.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Subject to the provisions of the certificate of incorporation, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

     If the holders of thirty percent (30%) of the outstanding shares of Class A

Common Stock shall so request in writing filed with the secretary of the corporation, the secretary shall promptly call a special meeting of shareholders to elect a director to fill such vacancy.  Any director so elected shall hold office for a term which is not inconsistent with Section 2 of Article III of these by-laws, and thereafter until his successor shall have been elected and qualified.

     If a vacancy of all directors shall occur, the president or secretary shall promptly call a special meeting of the shareholders to elect directors to fill such vacancies.  The persons so elected shall hold office until the next annual


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meeting of shareholders and thereafter until their respective successors shall have been elected and qualified.

     Section 5.  Place of Meeting.  The board of directors may hold its meetings at such place or places within or without the State of New Jersey as the board may from time to time determine.

     Section 6.  Regular Meetings.  Regular meetings of the board of directors shall be held on such day in March or April, June or July and September or

October as shall be determined from time to time by the board, at 10:00 a.m. or at such other time designated by the board on such day; provided, however, that should said day fall upon a legal holiday, then any such meeting shall be held at the same hour and place on the next succeeding day which is not a legal holiday.  A fourth regular meeting of the board of directors shall take place immediately following the conclusion of the annual meeting of shareholders.  At the regular meeting of the board held immediately following the annual meeting of shareholders, the board of directors shall organize and elect officers.

     Section 7.  Special Meetings.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, or by any three (3) directors.

     Section 8.  Notice of Meetings.  Notice of the place of each regular meeting of the board, and notice of the time and place of each such special meeting of the board, shall be given in writing to each director personally, by mail or telegram addressed to him at his address as it is shown upon the records


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of the corporation.  If such notice is mailed, it shall be sent airmail if sent outside the state of mailing and shall be deposited in the United States Mails at least one week prior to the time of the holding of the meeting.  In case such notice is delivered personally, it shall be delivered at least seventy-two (72)

hours prior to the time of the holding of the meeting.  In case such notice is telegraphed, it shall be delivered to a telegraph company for such purpose not less than seventy-two (72) hours prior to the time of the holding of the meeting.  Such mailing, delivery or telegraphing as above provided shall be due,

legal and personal notice to such director.

     Section 9.  Waiver of Notice and Consent.  The transactions of any meeting of the board, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10.  Action without Meeting.  Any action required or permitted to be taken by the board of directors by law or these by-laws may be taken without a meeting, if, prior or subsequent to such action, all members of the board shall individually or collectively consent in writing to such action.  Each such


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written consent or consents shall be filed with the minutes of the proceedings of the board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors, for all purposes.  Any certificate or other document which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting, and that the by-laws authorize the directors so to act.

     Section 11.  Quorum.  A majority of the entire board of directors shall constitute a quorum for the transaction of business.

     Section 12.  Voting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors.  In determining the presence of a quorum and the result of a vote taken by the board, no distinction shall be made among the directors with respect to the class or classes or series of shareholders which elected them.

     Section 13.  Presiding Officer.  The chairman of the board shall preside at all meetings of the board at which he is present.  In the absence of the chairman of the board, the president shall preside.  If the secretary of the corporation or any assistant secretary is present, he shall record the minutes of the meeting, and if neither of them is present the board shall designate a secretary to record the minutes of the meeting.


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     Section 14.  Adjournment.  A quorum of the directors may adjourn any directors' meeting to meet again at a time and place fixed in the resolutions adjourning such meeting, and no notice of the time and place of the adjourned meeting need be given if the period of adjournment does not exceed ten days in any one adjournment.  A meeting of directors at which less than a quorum is present may also be adjourned until the next regular meeting of the board.

     Section 15.  Directors Emeritus.  The title of director emeritus may be conferred by the board of directors upon any former director of the corporation or of a corporation acquired by the corporation who, in the judgment of the board, has brought credit and distinction to this corporation, or such acquired corporation, through long and faithful service.  The title hereby created is honorary only and does not carry with it the powers, duties or obligations of a director of this corporation or any other power, duty or obligation.  The title may be conferred upon as many persons as the board deems appropriate.  A director emeritus shall not be deemed a director or member of the board of directors but may attend meetings of the board and, upon invitation of the chairman, may take part in the deliberative proceedings of the board, but may not vote.

     Section 16.  Fees and Compensation.  Directors shall receive for attendance at each regular or special meeting of the board a fixed sum and expenses of attendance, if any, and an annual fee for serving as a director, such as may be allowed by resolution of the board.  The board of directors may, if it so


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desires, fix one fee for directors who are officers or employees of the corporation (or who are receiving retirement benefits from it or a subsidiary or under a pension trust of a subsidiary) and a higher fee for other directors.

Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                   Committees
                                   ----------

     Section 1.  Establishment of Committees.  The board of directors may, by resolution adopted by a majority of the entire board, designate an executive committee, consisting of the president and three (3) or more other directors,

and may at any time designate additional committees, each of which shall consist of two (2) or more directors.  Subject to the limitations contained in Section 8 of this Article IV, the executive committee shall have the maximum authority permitted by law in effect at the time of the exercise of such authority and each other committee shall have such authority, not exceeding the authority of the executive committee, as is provided by the board of directors in the resolutions creating such committee.

     Section 2.  Presiding officer and Secretary.  The president shall be chairman of the executive committee.  In the absence of the president, the chairman of the board shall preside.  Each other committee shall choose one of


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its members to act as chairman.  Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

     Section 3.  Vacancies.  Vacancies occurring from time to time in the membership of any committee may be filled by a majority of the entire board for the unexpired term of the member whose death, resignation, removal or disability causes such vacancy, and shall be so filled, if, as the result of such vacancy,

there shall be less than three (3) directors on the executive committee or less than two (2) directors on any other committee, or, in the case of the executive committee, if the chairman of the board or president should be the one whose death, resignation, removal or disability causes such vacancy.

     Section 4.  Meetings.  Each committee shall adopt its own rules of procedure and shall meet at such stated times as it may, by resolution, appoint,

and shall also meet whenever called together by the chairman of the board or the president.

     Section 5.  Notice of Meetings.  If the committee establishes regular meeting dates, it shall not be necessary to give notice of any such regular meeting.  Notice of every special meeting shall be given in the manner and within the time periods specified in Section 8 of Article III with respect to notices of special meetings of the board of directors.  Notice of any special meeting may be waived in writing by all of the absent members of the committee either before or after the meeting.


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     Section 6.  Quorum.  A quorum at any meeting of any committee shall be not less than one-half (1/2) of the entire committee.  In the case of the executive committee, however, a quorum shall be not less than three (3) members.  Every act or decision done or made by a majority of the directors present at a committee meeting duly held at which a quorum is present shall be regarded as the act of the committee.

     Section 7.  Reports.  Actions taken at a meeting of any committee shall be reported to the board at its next meeting following such committee meeting,

except that when the meeting of the board is held within two (2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at the second meeting following such committee meeting.

     Section 8.  Limitation of Powers.  No committee of the board of directors shall have authority to do any of the following:

     (a)  make, alter or repeal any by-law of the corporation;

     (b)  elect or appoint any director, or remove any officer or director;

     (c)  submit to shareholders any action that requires shareholders'

approval;

     (d)  amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board;

     (e)  fix the compensation of any officer who is a member of the committee for serving as an officer of the corporation.


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     Section 9.  Additional Powers of the Board.  The board shall have the power, with respect to existing committees, to

     (a)  fill any vacancy in any such committee;

     (b)  appoint one or more directors to serve as alternate members of any such committee to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

     (c)  abolish any such committee at its pleasure; and

     (d)  remove any director from membership on such committee at any time,

with or without cause.


                                   ARTICLE V

                                   Officers
                                   --------

     Section 1.  Officers Enumerated.  The board of directors shall designate and elect the officers of the corporation which shall include but shall not be limited to a chairman of the board, a president, one or more vice presidents, a treasurer, one or more assistant treasurers, a secretary, and one or more assistant secretaries.  Any two or more off ices may be held by the same person,

except that no one person may hold the offices of president and secretary.  The chairman of the board and the president shall be directors.

     Section 2.  Additional Officers.  The board of directors may from time to time elect such other officers as it shall deem necessary, who shall hold their offices for such terms and have such powers and perform such duties as shall be


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prescribed from time to time by the board.

     Section 3.  Election and Term of Office.  Each officer shall hold office until the next annual election of officers, and until his successor has been elected and has qualified, unless he is earlier removed.  All officers of the corporation shall hold office at the pleasure of the board of directors, except as otherwise provided by contract between the corporation and any such officer.

     Section 4.  Vacancies.  Any vacancy in an enumerated office or in any other office may be filled by the board of directors.

     Section 5.  Removal and Resignation.  Except as provided by contract between the corporation and any officer, any officer may be removed, either with or without cause, by a majority of the directors at any regular or special meeting of the board or by any officer upon whom such power of removal may be conferred by the board.  Any officer may resign at any time by giving written notice to the board or to the president.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.  Powers and Duties.  The officers shall each have such authority and perform such duties in the management of the corporation as from time to time may be prescribed by the board of directors or the executive committee and


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as may be delegated by the chairman of the board or president.  Without limiting the foregoing,

     (a)  Chairman of the Board.  The chairman of the board shall be the chief executive officer of the corporation.  He shall preside at all meetings of the shareholders and at all meetings of the directors.  He shall, subject only to the direction and control of the board of directors, have general charge of,

supervision over and responsibility for the business and affairs of the corporation.  He shall generally possess such powers and perform such duties as usually pertain to his office or to the office of the president.

     (b)  President.  The president shall generally possess such powers and perform such duties as usually are incident to the office of the president,

including power to supervise the business and activities of the corporation and to instruct, direct and control its other officers, agents and employees, and shall perform such other duties as the chairman of the board shall direct.  In the absence of the chairman of the board, he shall preside at all meetings of shareholders and of the board of directors.

     (c)  Vice President.  The corporation shall have one or more vice presidents as determined by the board of directors.  The board of directors may designate one or more of such vice presidents as executive vice president or


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senior vice president.  All vice presidents shall have such authority and shall perform such duties as may be delegated from time to time by the chairman of the board, the president or the board of directors.  Unless otherwise ordered by the board of directors, any vice president may sign contracts or other instruments authorized either generally or specifically by the board of directors.

     (d)  Secretary.  The secretary or any assistant secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep the minutes of all meetings of the shareholders, board of directors and all committees of the board of directors or shareholders, and shall have charge of the seal of the corporation.  He shall perform such other duties and possess such other powers as are incident to his office or as are assigned to him by the chairman of the board, the president or the board of directors.

     (e)  Treasurer.  The treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the corporation.  He shall account to the chairman of the board,

the president or the board of directors whenever they may require concerning all his transactions as treasurer and concerning the financial condition of the


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corporation.  The treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the chairman of the board, the president or the board of directors.

     (f)  Controller.  The Controller shall have the immediate responsibility for the corporation's accounting practices, maintenance of its fiscal records,

preparation of its financial reports and the responsibility for general accounting, cost accounting, budgetary controls and insurance functions of the corporation.  He shall be under the broad administrative direction of the Vice

President, Finance and Chief Financial officer, and shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the chairman of the board, the president or the board of directors.


                                   ARTICLE VI

                      Capital Stock and Other Securities
                      ----------------------------------

     Section 1.  Issuance of Stock and Other Securities.  Certificates of any

class of capital stock of the corporation and certificates representing any other securities of the corporation shall be signed by the president or any vice president and may be countersigned by the secretary or the treasurer or the assistant secretary.  Any or all signatures upon a certificate may be a


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facsimile.  Such certificates shall be sealed with the seal of the corporation,

or shall bear a facsimile of such seal; and such certificates shall be registered in such manner as the board of directors may by resolution prescribe.

     Section 2.  Lost, Stolen and Destroyed Certificates.  In case of lost,

stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the corporation of such bond of indemnity and under such regulations as shall be prescribed by the board of directors, but the giving of a bond of indemnity may be waived by the board.

     Section 3.  Transfer of Securities.  Shares of capital stock or any other registered securities of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his authorized attorney upon surrender for cancellation to the transfer agent for such security of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of assignor to transfer such securities as the corporation or its agents may require.

     Section 4.  Record Date for Dividends or Rights.  The board of directors may fix a record date in advance as of which shares of stock shall be held of record to entitle a shareholder to the payment of any dividend, to the allotment of rights, or to exercise rights in respect to any change, conversion or


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exchange of capital stock of the corporation.  Such record date shall not precede by more than sixty (60) days the date of such dividend payment, or such allotment of rights, or the date when such change, conversion or exchange of capital stock shall take effect. only shareholders of record on such record date shall be entitled to receive or exercise such rights or benefits when they shall accrue, notwithstanding any transfer of any stock on the books of the corporation subsequent to the record date which is fixed.

     Section 5.  Issue of New Shares or Sale of Treasury Stock.  Shares of the

capital stock of the corporation which have been authorized but not issued and treasury shares may be issued or sold from time to time and for such consideration as may be determined by the board of directors.  This amendment shall be effective as of December 1, 1988.


                                   ARTICLE VII

                                  Corporate Seal
                                  --------------

     Section 1.  Form and Use.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation, and the words

"Corporate Seal, New Jersey".  The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.


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


                                  ARTICLE VIII

                                   Fiscal Year
                                   -----------

     Section 1.  Time.  The fiscal year of the corporation shall commence on

October 1 of each calendar year.



                                   ARTICLE IX

                                   Amendments
                                   ----------

     Section 1.  Amendments by Shareholders.  These by-laws may be altered,

amended or repealed and new by- laws may be added by the shareholders.

     Section 2.  Amendments by the Board of Directors.

     Subject to the right of the shareholders provided in Section 1 of this

Article IX to adopt, amend or repeal the by-laws, the board of directors may adopt, amend or repeal these by-laws; provided, however, that a by-law or amendment thereto changing the number of directors may be adopted, amended or repealed by the board of directors only for the purpose of fixing the exact number of directors within the limits specified in Article III, Section 1,

hereof.



                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     Section 1.  Inspection of Corporate Records.  The share register, or duplicate share register, the books of accounts and minutes of proceedings of the shareholders, directors and of the executive committee may be examined for any proper purpose upon the written demand of any person who shall have been a shareholder of record or holder of a voting trust certificate for at least six

(6) months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent (5%) of the outstanding shares of any class.  Such inspection shall be made at any reasonable time not less than five (5) days after such person shall have given written notice of his demand to the corporation.  Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts.

Demand for inspection other than at a shareholders' meeting shall be made in writing upon the president or secretary of the corporation.

     Section 2.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the board of directors.

     Section 3.  Execution of Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.


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

     Section 4.  Voting Shares of Other Corporations.  The chairman of the board, the president or any vice president is hereby authorized to vote,

represent and exercise on behalf of this corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this corporation.  The authority herein granted may be exercised by such officers either in person or by proxy or by power of attorney duly executed by said officer.

     Section 5.  Employee Benefit Plans.  The corporation, by resolution of the board of directors, may adopt any one or more of the following plans for the benefit of some or all employees, as hereinafter defined, and their families,

dependents or beneficiaries:

     (a)  plans providing for the sale or distribution of its shares of any class or series, held by it or issued or purchased by it for the purpose,

including stock option, stock purchase, stock bonus, profit-sharing, savings,

pension, retirement, deferred compensation and other plans of similar nature,

whether or not such plans also provide for the distribution of cash or property other than its shares;

     (b)  plans providing for payments solely in cash or property other than shares of the corporation, including profit-sharing, bonus, savings, pension, retirement, deferred compensation and other plans of similar nature; and

     (c)  plans for the furnishing of medical service, life, sickness, accident,

disability or unemployment insurance or benefits; education; housing; social and recreational services; and other similar aids and services.

     The term "employees" as used in this Section means employees, officers,

directors, and agents of the corporation or any subsidiary thereof, or other persons who are or have been actively engaged in the conduct of the business of the corporation or any subsidiary thereof, including any who have retired,

become disabled or died prior to the establishment of any plan heretofore or hereafter adopted.

     Section 6.  Director Loans.  The corporation may lend money to or guarantee any obligation of, or otherwise assist any director of the corporation or of any subsidiary, whenever, in the judgment of the board of directors, such loan,

guarantee or assistance may reasonably be expected to benefit the corporation.

Any such loan, guarantee or other assistance may be made only when authorized by a majority of the entire board of directors and may be made with or without interest and whether unsecured or secured in such manner as the board shall approve, including, without limitation, by a pledge of shares of the corporation, and may be made upon such other terms and conditions as the board may determine. A director shall be disqualified from voting on any loan, guarantee or other assistance proposed to be made to him or her pursuant to this section.  The statutory power of the board of directors to make such loans and guarantees and to provide other assistance to employees of the corporation other than directors shall not in any way be limited by this section.
















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